Geovic Mining Corp. Provides Corporate Update

February 14, 2012 – Denver, CO - Geovic Mining Corp. (“Geovic” or “the Company”, TSX:GMC, OTCBB:GVCM) provides the following information on changes to its Board of Directors.

Over the past year, Geovic has been focused on reviewing methods to finance the Company’s Nkamouna cobalt-nickel-manganese project in Cameroon, of which it owns 60.5%. The Company’s efforts have increasingly focused on opportunities to introduce additional partners or strategic investors to the Project.

Those efforts have been spearheaded by Michael Mason, the Chief Executive Officer, and Greg Hill, Chief Financial Officer, with the support of Management and the Board of Directors. The Board has now determined that it is necessary to further focus those efforts while at the same time, reducing the Company’s expenses. In order to make the Board commensurate with the size of the Company and also facilitate efficient decision-making, the Board has given more authority to Mr. Mason and has reduced the size of the Board of Directors.

Effective February 14, 2012, Mr. Mason was appointed Chairman of the Board of Geovic and will hold that position in addition to his current position as Chief Executive Officer. At the same time, Gregg Sedun, a long-serving Geovic director, has been appointed as Lead Independent Director. Each of Michael Goldberg, John Perry and Wade Nesmith resigned as Directors immediately prior to these appointments by the remaining Directors.

In addition, the Board eliminated the position of President of the New Ventures Division of the Company and John E. Sherborne, who had held that position, resigned, to be effective March 30, 2012. Mr. Sherborne will continue as a Director through the remainder of his term but will not stand for reelection at the annual stockholders meeting.

“We believe that these changes are important as we move forward with Geovic,” said Mr. Mason. “This is a critical time for our Company and it is imperative that we remain focused on securing a means to bring our Cameroonian project to fruition. I would like to take this opportunity to thank Wade, Mike and John for their service through particularly challenging times to the Company as Directors and to John Sherborne who served the Company in various capacities for more than ten years. All of us wish them well in their future endeavors.”

Geovic Mining Background

Geovic is a U.S.-based corporation whose principal asset is 60.5% indirect ownership of a significant cobalt-nickel-manganese deposit in the Republic of Cameroon, Africa. Additional Company initiatives and project information may be found on the websites www.sedar.com, and www.sec.gov. For more information, please go to www.geovic.net or contact:

On behalf of the Board

Michael T. Mason

Chief Executive Officer and Chairman

Barbara A. Filas

President

Geovic Mining Corp.

Direct (303) 476-6455

bfilas@geovic.net

Cautionary Note Regarding Forward Looking Statements

Statements contained in this press release that are not historical facts are forward-looking statements (within the meaning of Canadian securities legislation) that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements with respect to future economic conditions and project operating results, the ability to complete financing, predicted capital costs and operating costs, commodity prices, production rates, recovery rates, and the results of the feasibility study. In certain cases, forward-looking statements can be identified by the use of words such as “proposes”, “expects”, “is expected”, “scheduled”, “estimated”, “intends”, or variations of such words and phrases or statements that certain actions, events or results “will” occur. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and other factors include, among others, risks related to exploration activities and operations; actual results of current exploration activities; conclusions of economic evaluations; predicted capital costs, operating costs, the ability to obtain financing and to market the products, production rates; changes in project parameters as plans continue to be refined; future prices of metals; possible variations in ore reserves, grades, or recovery rates; failure of plant, equipment or processes to operate as anticipated; accidents, labor disputes, other risks of the mining industry, delays in obtaining governmental approvals or financing or in the completion of development or construction activities and other factors as described in detail in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date hereof to reflect the occurrence of unanticipated events.